NEWTEKONE, INC. INVESTOR RIGHTS AGREEMENT This Investor Rights Agreement (the “Agreement”) dated as of February 3, 2023, is by and among NewtekOne, Inc., a Maryland corporation (the “Company”), Patriot Financial Partners IV, L.P., a Delaware limited partnership and Patriot Financial Partners Parallel IV, L.P., a Delaware limited partnership (collectively, the “Investor”). The Company and the Investor shall sometimes be referred to herein collectively as the “Parties,” and individually as a “Party”. RECITALS WHEREAS, the Investor has entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Company, pursuant to which the Investor will purchase from the Company that certain number of shares of convertible preferred stock, series A, $0.02 par value per share (“Series A Preferred Stock”), of the Company (the “Shares”) set forth on the signature page to the Securities Purchase Agreement; WHEREAS, to induce the Investor to enter into the Securities Purchase Agreement and consummate the transactions contemplated thereby (the “Transaction”) the Company has agreed to grant the Investor the rights set forth below; and Capitalized terms used herein without definition shall have the respective meaning ascribed to them in the Securities Purchase Agreement. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: Section 1. Board/Observer Rights. (a) Following the Closing, the Company will promptly cause one representative nominated by the Investor (the “Bank Board Representative”) and who is reasonably acceptable to the Company to be appointed to the board of directors (the “Bank Board”) of Newtek Bank, National Association, a national banking association (the “Bank”), subject to all legal and regulatory requirements regarding service and election or appointment as a director of the Bank (the “Qualification Requirements”), so long as the Investor, together with its Affiliates, beneficially owns in the aggregate at least 50% of the total Shares purchased by the Investor pursuant to the Securities Purchase Agreement (the “Minimum Ownership Interest”). The Investor proposed Bank Board Representative is Thomas Cestare (the “Initial Representative”). The Investor hereby represents and warrants that the Initial Representative does not currently serve as a management official of any depositary institution or affiliate thereof (as such terms are defined in 12 CFR 212.2) that would be prohibited by 12 CFR 212.3 upon his appointment as Bank Board Representative. So long as the Investor, together with its Affiliates, satisfies the Minimum Ownership Interest, the Company will elect or appoint the Bank Board Representative to the Bank Board at any special meeting or annual meeting of the Bank’s shareholders at which directors are to be elected (unless the Bank Board Representative is not up for reelection at any such meeting), subject to satisfaction of the Qualification Requirements.

2 (b) Following the Closing, if at any time (i) the Bank is no longer considered “well- capitalized” under the FDIC’s regulatory framework for prompt corrective action as reported in the most recent Company Report, (ii) the Bank enters into a public consent order or public memorandum of understanding with any Governmental Authority, or (iii) Barry Sloane is no longer serving as the chief executive officer of either the Company or the Bank (clauses (i)-(iii) each a “Triggering Event”), the Company will promptly cause one representative (who may be the same individual serving as Bank Board Representative but need not be) nominated by the Investor and who is reasonably acceptable to the Company (the “Board Representative”) to be appointed to the board of directors of the Company (the “Board of Directors”), subject to the Qualification Requirements, so long as the Investor, together with its Affiliates, satisfies the Minimum Ownership Interest. Following a Triggering Event, so long as the Investor, together with its Affiliates, satisfies the Minimum Ownership Interest, the Company will recommend to its shareholders the election of the Board Representative to the Board of Directors at any special meeting or annual meeting of the Company’s shareholders at which directors are to be elected (unless the Board Representative is not up for reelection at any such meeting), subject to satisfaction of the Qualification Requirements. (c) Following a Triggering Event, the Board Representative shall, subject to the Qualification Requirements, the final sentence of Section 1(b) and satisfaction of the Minimum Ownership Interest, be one of the Company’s nominees to serve on the Board of Directors. The Company shall use its commercially reasonable efforts to have the Board Representative elected as a director of the Company by the shareholders of the Company, and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other Company nominees to the Board of Directors. The Investor covenants and agrees to hold any Information (as defined below) obtained from its Board Representative and Bank Board Representative in confidence as set forth in Section 7 below. Notwithstanding anything to the contrary contained herein, at all times Investor shall comply in all respects with the Federal Reserve’s rule for Control and Divestiture Proceedings as codified in the Federal Reserve’s Regulation Y and any other guidance promulgated in connection with the matters addressed therein. (d) Subject to Section 1(a) and (b), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board of Directors or the Bank Board of the Board Representative or the Bank Board Representative, respectively, the Investor shall have the right to designate the replacement for the Board Representative or Bank Board Representative, as applicable, which replacement must be reasonably acceptable to the Company and must also satisfy the Qualification Requirements. The Company shall use its commercially reasonable efforts to cause the Board of Directors or the Bank Board, as applicable, to take all action required to fill the vacancy resulting therefrom with such replacement, to have such replacement elected as director of the Company by the shareholders of the Company and to solicit proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors or to have such replacement elected as director of the Bank Board, as the case may be. If the replacement Board Representative or Bank Board Representative is nominated by the Company for election to the Board of Directors or the Bank Board, respectively, but fails to be elected, then as soon as practicable thereafter the Company shall use its commercially reasonable efforts to, subject to applicable law, cause the size of the Board of Directors and the Bank Board, as applicable, to be increased and, following the procedures set forth above in this Section 1, appoint one or more individuals, as applicable, designated in writing by the Investor who are reasonably acceptable to the Company and meets the Qualification Requirements to be the Board Representative and the Bank Board Representative, respectively (such individuals to be different from the individuals who were not elected) to the Board of Directors of the Company and/or the Bank Board (as the case may be). (e) The Company hereby agrees that, from and after the Closing Date, for so long as the Investor, together with its Affiliates, satisfies the Minimum Ownership Interest, in the event that the Investor does not have a Board Representative serving on the Board of Directors or a Bank Board

3 Representative serving on the Bank Board, as applicable, or the Board Representative or the Bank Board Representative is not present at any meeting of the Board of Directors or the Bank Board, respectively (including any meetings of committees thereof of which the Board Representative or the Bank Board Representative is permitted to attend), the Company shall invite a person designated by the Investor (the “Observer”) to attend, in a nonvoting, nonparticipating observer capacity, all meetings of the Board of Directors and the Bank Board (including any meetings of committees thereof which the Board Representative or the Bank Board Representative would have been permitted to attend), as applicable; provided, that in the case that an existing Board Representative or Bank Board Representative cannot be present at any meeting of the Board of Directors or the Bank Board, respectively (including any meetings of committees thereof of which the Board Representative or the Bank Board Representative is permitted to attend), the Investor shall notify the Company in writing of such absence in advance of the meeting. The Observer shall not have any right to participate, make motions or vote on any matter presented to the Board of Directors or the Bank Board or any committee thereof. If the Investor does not have a Board Representative or a Bank Board Representative serving on the Board of Directors or Bank Board or if such Board Representative or Bank Board Representative is not present at any meeting of the Board of Directors or Bank Board, as applicable, and the Investor notifies the Company in writing of such absence in advance of the meeting, the Company shall give the Observer written notice of each meeting of the Board of Directors and the Bank Board at the same time and in the same manner as given to the members of the Board of Directors or the Bank Board (as the case may be), shall, subject in all cases to the last clause of this Section 1(e) and Section 2(c), provide the Observer with all written materials and other information given to members of the Board of Directors or the Bank Board (as the case may be) at the same time such materials and information are given to such members, and shall permit the Observer to attend in a nonvoting, nonparticipating observer capacity at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer prior to the effective date of such consent along with the proposed text of such written consents; provided, however, that the Observer (i) shall enter into a confidentiality agreement in favor of the Company in the form of Exhibit A hereto prior to the Observer being provided the foregoing notices, materials or information relating to, or attending any meeting of, the Board of Directors or the Bank Board or any committee thereof, (ii) shall not be provided any confidential supervisory information without the prior necessary regulatory approval and (iii) may be excluded by the Board of Directors or the Bank Board or any committee thereof from attending any executive session of such body and from participating in any attorney-client privileged discussion of such body. (f) The Bank Board Representative shall be entitled to annual cash compensation in the minimum amount of one hundred thousand dollars ($100,000.00), which shall be increased, from time to time, to reflect any increases made to the compensation of members of the Bank Board. In addition, the Observer shall be entitled to annual cash compensation in the minimum amount of forty thousand dollars ($40,000.00). Following a Triggering Event, the Board Representative shall be entitled to compensation to the same extent as directors on the Board of Directors are entitled. The Board Representative, if any, and the Bank Board Representative shall each be entitled to indemnification and insurance coverage in connection with his or her role as a director of the Company and the Bank to the same extent as the other directors on the Board of Directors or the Bank Board, as applicable, and shall be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board of Directors and the Bank Board, as applicable, and any committee thereof, in accordance with the Company’s and the Bank’s policies. The Observer shall not be entitled to compensation, reimbursement of expenses or indemnification from the Company or the Bank or insurance coverage from any third parties with respect to such role; provided, however, that the Observer shall be entitled to reimbursement of reasonable and documented out-of-pocket expenses related to any in-person, telephonic or virtual attendance at any meeting of the Board of Directors or the Bank Board or any committee thereof at which the Board Representative or the Bank Board Representative, as applicable, is not in attendance.

4 (g) If the Investor no longer satisfies the Minimum Ownership Interest, the Investor will have no further rights under Sections 1(a) through 1(f) and shall cause the Board Representative, as applicable, to resign in writing from the Board of Directors and the Bank Board Representative to resign in writing from the Bank Board, each as promptly as possible thereafter. (h) The Company acknowledges that the Board Representative and the Bank Board Representative may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investor and/or its Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees on behalf of itself and the Bank that with respect to a claim by the Board Representative or the Bank Board Representative for indemnification arising out of his or her service as a director of the Company and/or the Bank, as applicable (i) that the Company and the Bank are the indemnitors of first resort (i.e., the Company and the Bank’s obligations to the Board Representative and the Bank Board Representative with respect to indemnification, advancement of expenses and/or insurance (which obligations shall be the same as, but in no event greater than, any such obligations to all other members of the Board of Directors or the Bank Board, as applicable) are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Board Representative and Bank Board Representative are secondary) and (ii) the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Board Representative or Bank Board Representative against the Company or the Bank, as applicable. Section 2. Information Rights. (a) From the date of this Agreement, the Company shall make available to the Investor all materials delivered to the Company’s Board of Directors, the Bank Board, and the committees thereof; provided, however, that the Company shall not be required to deliver such materials to the extent that such delivery would (i) reasonably be expected to constitute a waiver of the attorney-client privilege, (ii) reasonably be expected to result in a breach of any contractual confidentiality obligation of the Company or the Bank or (iii) violate applicable law or regulatory requirements, including disclosure of any confidential supervisory information without the prior necessary regulatory approval. For the avoidance of doubt, the foregoing subclauses (i)-(ii) apply specifically to the Investor and the Observer, rather than the Board Representative, the Bank Board Representative. (b) The Investor hereby acknowledges that it is aware of the restrictions under the federal securities laws imposed on a person in possession of material nonpublic information concerning an issuer, including with respect to purchasing or selling securities of such issuer and the communication of such information to other persons. The Investor agrees that neither it nor its representatives nor any of their respective Affiliates will use any data or information in contravention of such securities laws or any rules or regulations promulgated thereunder. (c) The information rights set forth in Section 2(a) shall terminate and be of no further force or effect as of the date that the Investor, together with its Affiliates, no longer satisfies the Minimum Ownership Interest. Section 3. Regulatory Matters. (a) The Company will not take any action with respect to the Common Stock or other Equity Interests (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or other Equity Interests, in each case where the Investor is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of such Investor’s pro rata proportion) that would reasonably be expected to (a) pose a substantial risk that the Investor or any of

5 its Affiliates would become a “bank holding company” under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the rules and regulations promulgated thereunder or (b) cause the “voting percentage” (as that concept is calculated and interpreted pursuant to 12 C.F.R. 225.2(u) or in any successor regulation or published interpretation of the Federal Reserve then in effect for purposes of the BHC Act) of the Investor (together with its Affiliates) to exceed 9.9% of the Company, provided, however, that the Company shall not be deemed to have violated this Section 3 if it has given the Investor the opportunity to participate in such redemption, recapitalization or repurchase to the extent of the Investor’s pro-rata proportion and the Investor fails to so participate. For purposes of this Section 3, the term “Affiliate” shall have the meaning under the BHC Act and the Federal Reserve’s Regulation Y. In the event the Company breaches its obligations under this Section 3(a) or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the Investor hereto and shall cooperate in good faith with the Investor to modify ownership or, to the extent commercially reasonable, make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach. (b) The Investor shall not take, and shall not permit or allow, any action that would (i) reasonably be expected to pose substantial risk that the Investor or any of its Affiliates would be required to register as a bank holding company under the BHC Act with respect to the Company or the Bank or (ii) cause the “voting percentage” (as that concept is calculated and interpreted pursuant to 12 C.F.R. 225.2(u) or in any successor regulation or published interpretation of the Federal Reserve then in effect for purposes of the BHC Act) of the Investor (together with its Affiliates) to exceed 9.9% of the Company. (c) If Investor breaches its obligations under Section 3(b), believes it is reasonably likely to breach such obligations or receives any communication or other guidance from a Bank Regulatory Authority asserting that Investor has breached such obligations, Investor shall immediately notify the Company and the Bank and shall cooperate in good faith with the Company and the Bank promptly to modify any ownership or take any other action, as is necessary to cure or avoid such breach. (d) At the request of the Company, Investor agrees to promptly provide any such information that any other Bank Regulatory Authority may reasonably request in connection with the Investor’s investment in the Shares, the Transaction Documents or any of the other transactions and matters contemplated thereby, and undertakes that such information shall be true and accurate; provided that Investor may, in its reasonable discretion, provide directly to the any Bank Regulatory Authority any such information that Investor deems to be proprietary or confidential in nature. Section 4. Preemptive Rights. (a) Sale of New Securities. For so long as the Investor, together with its Affiliates, satisfies the Minimum Ownership Interest, if at any time after the date hereof the Company makes any nonpublic offering or sale of Common Stock or convertible preferred stock (a “New Security”) other than: (i) the issuance of Series A Preferred Stock to the Investor as of the date hereof pursuant to the Securities Purchase Agreement; (ii) pursuant to the granting or exercise of employee stock options, restricted stock or other stock incentives pursuant to the Company’s stock option plans, stock purchase plans or equity-based plans, in each case in the ordinary course of providing incentive compensation; (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction; (iv) pursuant to a stock split, recapitalization, in-kind dividend or similar distribution; or (v) any issuance of any Common Stock, preferred stock or other equity interests of the Company or securities convertible into shares of Common Stock and/or preferred stock or other equity interests of the Company upon the exercise, conversion or exchange of options, warrants or other convertible securities; then in each such instance, the Investor shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities

6 in the aggregate required to enable the Investor to maintain its proportionate equity interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the total number of shares of Common Stock then held by the Investor (counting for such purposes all shares of Common Stock into or for which any securities of the Company owned by the Investor are directly or indirectly convertible or exercisable, including all shares of Series A Preferred Stock then held by the Investor) and the denominator of which is the total number of shares of Common Stock then outstanding (counting for such purposes all shares of Common Stock into or for which any securities of the Company are directly or indirectly convertible or exercisable). Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to the Investor if such offering or sale would cause the Company to be in violation of applicable federal securities laws. (b) Limitation on Voting Securities. The purchase of any New Securities by the Investor shall not (i) cause the Investor or any of its Affiliates to violate any banking regulation, (ii) require the Investor or any of its Affiliates to become a “bank holding company” under the BHC Act or otherwise serve as a source of strength for the Company or the Bank or (iii) cause the Investor, together with any other person whose Company securities would be aggregated with the Investor’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Investor and such other Persons) would represent more than 9.9% of any class of Voting Securities of the Company outstanding at such time (collectively, the “Regulatory Limitations”). For the avoidance of doubt, the Company shall have no obligation hereunder to offer New Securities or consummate the sale of New Securities in the event that any such Regulatory Limitation is (or would be) applicable to the Investor or any of its Affiliates. For purposes of this Section 4(b), the term “Affiliate” shall have the meaning under the BHC Act and the Federal Reserve’s Regulation Y. (c) Notice. So long as the Investor, together with its Affiliates, satisfies the Minimum Ownership Interest, in the event the Company proposes to offer or sell New Securities (an “Offering”), it shall give the Investor written notice of its intention, describing the price (or range of prices), anticipated amount of New Securities, timing and other terms upon which the Company proposes to offer the New Securities (including, no later than fifteen (15) Business Days after the commencement of marketing with respect to a Rule 144A Offering or an Offering pursuant to Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder). If the information contained in the notice constitutes material non- public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified (with respect to the Investor) in Section 7(a) hereof, and shall not communicate the information to anyone else acting on behalf of the Investor without the consent of one of the designated individuals. The Investor shall have five (5) Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4 and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount permitted pursuant to Section 4(a) (subject to Section 4(b)). Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond within such five (5) Business Day period shall be deemed a waiver of the Investor’s rights under this Section 4 only with respect to the Offering described in the applicable notice. (d) Purchase Mechanism. The Investor must execute all customary transaction documentation in connection with such Offering on the same terms as any other participant in the Offering. Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by the Investor will occur no earlier than the closing of the Offering triggering the right being exercised by the Investor. Each of the Company and the Investor agrees to use its commercially reasonable efforts to secure

7 any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities. (e) Failure of Purchase. In the event the Investor fails to exercise its rights provided in this Section 4 within the five (5) Business Day period outlined in Section 4(c) or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 4(d) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled (during the period of one hundred eighty (180) days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within one hundred eighty (180) days from the date of such agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4 by the Investor or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such New Securities than were specified in the Company’s notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of twenty (20) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed one hundred-eighty (180) days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within such one hundred eighty (180) day period (or sold and issued New Securities in accordance with the foregoing within one hundred eighty (180) days from the date of such agreement), the Company shall not thereafter offer, issue or sell such New Securities without first offering such New Securities to the Investor in the manner provided above. (f) Non-Cash Consideration. In the case of the offering of New Securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors. (g) Termination. The Investor’s rights under this Section 4 shall terminate upon date when the Investor, together with its Affiliates, fail to satisfy the Minimum Ownership Interest. Section 5. Termination. Except as set forth in this Agreement, this Agreement and the Investor’s rights hereunder shall terminate upon the date when the Investor and its Affiliates, in the aggregate, no longer own any Shares, any underlying shares of Common Stock, the Warrants or any Warrant Shares. Section 6. Confidentiality. (a) Each Party to this Agreement will hold, and will use commercially reasonable efforts to cause its subsidiaries and affiliates and their respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Authority is reasonably necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, based on the advice of its counsel, by another requirement of law or the applicable requirements of any Governmental Authority (in which case, the Party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other Party with prior written notice of such permitted disclosure so that such other Party may seek an appropriate protective order or confidential treatment of such information or take other appropriate action), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other Party hereto furnished to it by such other Party or its representatives pursuant to this Agreement

8 (except to the extent that such information can be shown to have been (i) previously known by such Party on a non-confidential basis, (ii) in the public domain through no fault of such Party, (iii) later lawfully acquired from other sources by the Party to which it was furnished or (iv) independently developed or conceived by such Party without use of such Information), and neither Party hereto shall release or disclose such Information to any other person, except its Affiliates, partners, auditors, attorneys, financial advisors, other consultants and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to Governmental Authorities; provided, however, that (1) each Party is permitted to disclose Information to auditors and bank and securities regulatory authorities without prior written notice to the other Party in connection with any audit or examination that does not explicitly reference the other Party or this Agreement, (2) each Party may identify the number and value of the Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the other Party and (3) the Investor is permitted to disclose Information to its or its Affiliates’ current and prospective limited partners, current and prospective investors and transferee(s), so long as such disclosures are (A) limited to information that is customarily provided to (x) current or prospective limited partners in private equity funds or (y) transferee(s) in connection with a transfer, as applicable, and (B) made on a confidential basis. (b) Section 6(a) shall not be binding on, or in any way limit or restrict the activities of, any of Investor’s affiliated portfolio companies, investment professionals or affiliated investment funds that do not receive Information. The Company acknowledges that the Investor’s directors, managers, officers or employees (and directors, managers, officers or employees of the Investor’s general partner, manager or affiliates, as applicable) may serve as directors or officers of portfolio companies of the Investor or its Affiliates, and such portfolio companies will not be deemed to have received Information solely due to the dual role of such director, manager, officer or employee, so long as such individual does not (x) provide any Information to the other directors, managers, officers or employees of such portfolio companies (that are not also covered by this Section 6(b)) or (y) use or disclose any Information in his or her role at such affiliated portfolio company. Section 7. Miscellaneous. (a) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section 7(a) prior to 5:00 p.m., New York City time, on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7(a) on a day that is not a Business Day or later than 5:00 p.m., New York City time, on any Business Day, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows: If to the Company: NewtekOne, Inc. 4800 T-Rex Avenue, Suite 120, Boca Raton, Florida 33431 Attention: Barry Sloane Telephone: (212) 356-9500 E-Mail: bsloane@newtekone.com

9 With a copy to: NewtekOne, Inc. 4800 T-Rex Avenue, Suite 120, Boca Raton, Florida 33431 Attention: Michael Schwartz E-Mail: mschwartz@newtekone.com If to the Investor: Patriot Financial Partners IV, LP. Patriot Financial Partners Parallel IV, L.P. Radnor Corporate Center Building Four, Suite 210 100 Matsonford Road Radnor, PA 19087 Attention: Thomas Cestare Telephone: (215) 399-4675 E-mail: tcestare@patriotfp.com With a copy to: Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, NE, Suite 3000 Atlanta, Georgia 30308 Attention: Brad Resweber Telephone: (404) 885-3132 E-Mail: Brad.Resweber@troutman.com or such other address as may be designated in writing hereafter, in the same manner, by such Person. (b) This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company or the Investor without the prior written consent of the other party; provided, however, that the Investor may, without prior written consent, assign its rights hereunder in whole or in part to any Affiliate to whom the Investor assigns or transfers any Shares in compliance with the Transaction Documents and applicable law. (c) This Agreement, together with the Registration Rights Agreement, the Securities Purchase Agreement, the Warrants and the exhibits and schedules hereto and thereto, including the Articles Supplementary (collectively, the “Transaction Documents”), embodies the entire agreement and understanding between the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than as set forth in the Transaction Documents. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. (d) This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each Party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on an exclusive basis in the New York Courts. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of New York Courts for the adjudication of any

10 dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. (e) If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement. (f) Any Party may (i) extend the time for the performance of any of the obligations or other acts of the other Party and (ii) waive compliance by the other Party with any of such other Party’s obligations or covenants contained herein; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each of the Parties to be bound thereby, but no such extension or waiver and no failure to insist on strict compliance by the other Party with an obligation or covenant hereunder shall operate as a waiver of, or estoppel with respect to, any subsequent failure to comply with the same obligation or covenant or any failure to comply therewith by the Party whose performance was waived. (g) This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. (h) This Agreement shall be deemed to be the joint work product of the Parties, and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable. [Signature Page Follows]

11 IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, where applicable by their duly authorized representatives, as of the date first above written. COMPANY: NEWTEKONE, INC. By: /s/ Barry Sloane Name: Barry Sloane Title: President and Chief Executive Officer INVESTOR: PATRIOT FINANCIAL PARTNERS IV, L.P. By: /s/ Thomas Cestare Name: Thomas Cestare Title: Partner PATRIOT FINANCIAL PARTNERS PARALLEL IV, L.P. By: /s/ Thomas Cestare Name: Thomas Cestare Title: Partner

Exhibit A Form of Confidentiality Agreement Date: [•] [•] [•] [•] Dear [•]: In connection with your service as an observer (an “Observer”) of the board of directors of NewtekOne, Inc., a Maryland corporation (the “Company”), and the board of directors of Newtek Bank, N.A., a national banking association (the “Bank”), the Company, the Bank and their respective advisors and agents are prepared to make available to you certain information on the terms and conditions contained in this confidentiality agreement (“Confidentiality Agreement”). “Confidential Information” shall mean all information concerning the Company or the Bank, including, without limitation, projections and any financial analyses, and information concerning their respective businesses and their respective operations obtained or ascertained by you as a result of any visit to any branch or facility occupied by the Company or the Bank or furnished or made available to you by the Company or the Bank or any of their respective directors, officers, employees, affiliates (as such term is used in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), agents, advisors, counsel, investment bankers, representatives or controlling persons within the meaning of Section 20 of the Exchange Act and other representatives (collectively, “Representatives”), whether prepared by the Company, the Bank, any of their respective Representatives or otherwise and whether obtained or furnished before or after the date hereof and regardless of the manner in which it is furnished, together with all reports, analyses, compilations, memoranda, notes, studies or other documents or records or electronic media prepared by you that contain or otherwise reflect or are generated from such information, but does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you, (ii) was available to you on a non-confidential basis prior to its disclosure to you by the Company, the Bank or any of their respective Representatives from a person other than the Company, the Bank or any of their respective Representatives who is not otherwise known to you (after reasonable inquiry) to be bound not to disclose such information pursuant to a contractual, legal or fiduciary obligation, or (iii) becomes available to you on a non-confidential basis from a person other than the Company, the Bank or any of their respective Representatives who is not otherwise known to you (after reasonable inquiry) to be bound not to disclose such information pursuant to a contractual, legal or fiduciary obligation. Unless otherwise agreed to in writing by the Company and the Bank, you agree: (i) to keep all Confidential Information confidential and not to disclose or reveal in any manner whatsoever any Confidential Information to any person other than Patriot Financial Partners IV, L.P., a Delaware limited partnership, Patriot Financial Partners Parallel IV, L.P., or their affiliates (as such term is used in Rule 12b- 2 under the Exchange Act) (collectively, “Patriot”), it being understood, and by signing below, Patriot hereby agrees, that all Confidential Information you disclose or reveal to Patriot shall be deemed to be “Information” of the Company as such term is defined in that certain Investor Rights Agreement, dated as of [•], 2023, by and between Patriot and the Company; (ii) to the extent that any Confidential Information may include materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their mutual desire, intention and understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege, and that all Confidential Information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege or doctrine shall remain entitled to such protection under these privileges or doctrines, under this Confidentiality Agreement and under the joint defense doctrine; and (iii) all Confidential Information shall remain the property of the Company, the Bank and/or their respective Representatives, and no license or, except as otherwise provided herein, right to use or similar rights with respect to the Confidential Information is granted to you or Patriot, by implication or otherwise. You agree that you will make all reasonable, necessary and appropriate efforts to safeguard the Confidential Information from disclosure to anyone other than as permitted hereby and that you will be responsible for any breach of the terms hereof. In the event that you are requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, you agree that you will (to the extent permissible by law) provide the Company and the Bank with prompt written notice of such request(s) or requirement(s) to enable the Company and the Bank to seek an appropriate protective order, waive compliance with the provisions of this Confidentiality Agreement or take other appropriate action. You agree to use your reasonable best efforts to assist the Company, the Bank and their respective Representatives in obtaining such a protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, you are nonetheless, upon the advice of your counsel, compelled to disclose the Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or significant penalty, you, after written notice to the Company and the Bank, may disclose to such tribunal only such Confidential Information that you are compelled to disclose and, to the extent permissible by law, regulation or tribunal, provide the Company and the Bank with notice of such disclosure promptly but in any case no later than five (5) business days following such disclosure. Upon the request of the Company or the Bank at any time, you will promptly either destroy or deliver to the Company all of the Confidential Information, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon, in your possession. Any such return or destruction shall be certified in writing by you. Notwithstanding such return or destruction, you will continue to be bound by your obligations under this Confidentiality Agreement. Notwithstanding the foregoing, you shall be entitled to retain one copy of any portion of the Confidential Information that is required to be retained pursuant to applicable law or regulation or Patriot’s bona fide internal document retention policies. During the time period in which you are an Observer, you will not initiate or maintain contact (except for those contacts that (i) are made in the ordinary course of business and do not reference or use any of the Confidential Information, or otherwise made in connection with your service as an Observer, and (ii) are made in full compliance with your obligations under this Confidentiality Agreement) with any officer, director, shareholder, employee, consultant, advisor, agent, client, or commercial, business or real estate banking customer of the Company or the Bank regarding the business, operations, prospects or finances of the Company, the Bank or any of their respective subsidiaries, except with the prior written permission of the chairman of the Company’s board of directors (which permission may be provided through email or other electronic transmission).

In addition, you hereby acknowledge that you are aware of your responsibility under the federal securities laws with respect to purchasing or selling securities of a company about which you have material nonpublic information and agree that you will comply at all times with such laws. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Confidentiality Agreement by you and that the Company and the Bank shall each be entitled to specific performance and injunctive relief as remedies for any such breach or any threat of such breach without posting any bond. Such remedies shall not be deemed to be the exclusive remedies for any such breach of this Confidentiality Agreement but shall be in addition to all other remedies at law or in equity available to the Company or the Bank. This Confidentiality Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of laws principles that would cause the laws of another jurisdiction to apply. Each of the parties hereto consents to personal jurisdiction in such state and voluntarily submits to the jurisdiction of courts of such state in any action or proceeding with respect to this Confidentiality Agreement, including the federal district courts in such state. You agree that you may be served with process at your address set forth on the first page hereof. The term “person” shall be broadly interpreted to include, without limitation, the media, any bank, savings association, corporation, company, group, partnership, trust or other business entity or any individual. It is further understood and agreed that no failure or delay by the Company, the Bank or any of their respective Representatives in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Any assignment of this Confidentiality Agreement by you without the prior written consent of the Company and the Bank shall be null and void ab initio. In the event any court of law with applicable jurisdiction shall determine that any provision of this Confidentiality Agreement is invalid, such determination shall not affect the validity of any other provision of this Confidentiality Agreement, which shall remain in full force and effect and shall be construed so as to be valid under applicable law. This Confidentiality Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Confidentiality Agreement. This Confidentiality Agreement shall terminate on the date that is one (1) year from the date when you cease to be an Observer. [Signature page follows]

Please confirm your agreement to the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith. Very truly yours, NEWTEKONE, INC. By: Name: Title: Accepted and agreed as of the date first written above: [Observer Name]

PATRIOT FINANCIAL PARTNERS IV, L.P.: By: Name: Title: